Exhibit 4.1
THIRD SUPPLEMENTAL INDENTURE (this "Third Supplemental Indenture"), dated as of August 22, 2014, between Clear Channel Communications, Inc., a Texas corporation (the "Issuer"), the guarantors listed on the signature pages hereto (the "Guarantors"), and Law Debenture Trust Company of New York, as trustee (the "Trustee").
W I T N E S S E T H
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the "Base Indenture"), dated as of June 21, 2013, as supplemented by a first supplemental indenture dated as of December 16, 2013 (the "First Supplemental Indenture") and a second supplemental indenture dated as of December 24, 2013 (the "Second Supplemental Indenture" and, together with the Base Indenture and the First Supplemental Indenture, the "Indenture"), providing for the issuance of an unlimited aggregate principal amount of Senior Notes due 2021 (the "Notes");
WHEREAS, Section 2.01 of the Indenture provides that additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes;
WHEREAS, the Issuer and the Guarantors desire to execute and deliver this Third Supplemental Indenture for the purpose of issuing $222,245,404 in aggregate principal amount of additional Notes (the "Additional Notes"), having identical terms as the Initial Notes and as the additional notes issued under the Indenture on December 16, 2013 and December 24, 2013 (the "2013 Additional Notes"); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Third Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
(1)            Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(2)            Additional Notes.  As of the date hereof, the Issuer will issue, and the Trustee is directed to instruct Deutsche Bank Trust Company Americas, as authenticating agent, to authenticate and deliver, the Additional Notes under the Indenture, which shall constitute "Additional Notes" for all purposes thereunder. The Additional Notes shall accrue interest from August 1, 2014. The Initial Notes, the 2013 Additional Notes and the Additional Notes shall be treated as a single class for all purposes under the Indenture. For all purposes of the Indenture, the term "Notes" shall include the Additional Notes, unless indicated otherwise.

(3)            Governing Law.  THIS THIRD SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.
(4)            Counterparts.  The parties may sign any number of copies of this Third Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.
(5)            Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first above written.
CLEAR CHANNEL COMMUNICATIONS, INC.
By:        /s/ Brian D. Coleman
Name:  Brian D. Coleman
Title:      Senior Vice President and Treasurer

[CCU – Senior Notes – Third Supplemental Indenture]

CLEAR CHANNEL CAPITAL I, LLC

By: /s/ Brian Coleman
           Name:  Brian Coleman
       Title:    Senior Vice President, Treasurer

[CCU – Senior Notes – Third Supplemental Indenture]

AMFM BROADCASTING, INC.
AMFM BROADCASTING LICENSES, LLC
AMFM OPERATING INC.
AMFM RADIO LICENSES, LLC
 AMFM TEXAS, LLC
AMFM TEXAS LICENSES, LLC
CAPSTAR RADIO OPERATING COMPANY
CAPSTAR TX, LLC
CC BROADCAST HOLDINGS, INC.
CC FINCO HOLDINGS, LLC
CC LICENSES, LLC
CHRISTAL RADIO SALES, INC.
CINE GUARANTORS II, INC.
CITICASTERS CO.
CITICASTERS LICENSES, INC.
CLEAR CHANNEL BROADCASTING, INC.
CLEAR CHANNEL BROADCASTING LICENSES, INC.
CLEAR CHANNEL HOLDINGS, INC.
CLEAR CHANNEL IDENTITY, INC.
CLEAR CHANNEL INVESTMENTS, INC.
CLEAR CHANNEL MANAGEMENT SERVICES, INC.
CLEAR CHANNEL MEXICO HOLDINGS, INC.
CLEAR CHANNEL REAL ESTATE, LLC
CLEAR CHANNEL SATELLITE SERVICES, INC.
CRITICAL MASS MEDIA, INC.
KATZ COMMUNICATIONS, INC.
KATZ MEDIA GROUP, INC.
KATZ MILLENNIUM SALES & MARKETING INC.
KATZ NET RADIO SALES, INC.
M STREET CORPORATION
PREMIERE RADIO NETWORKS, INC.
TERRESTRIAL RF LICENSING, INC.

By:  /s/ Brian Coleman
           Name:  Brian Coleman
       Title:    Senior Vice President, Treasurer and
                    Assistant Secretary

[CCU – Senior Notes – Third Supplemental Indenture]

AMFM TEXAS BROADCASTING, LP

By:            AMFM BROADCASTING, INC.
Its:            Sole Member

By:  /s/ Brian Coleman
            Name:  Brian Coleman
        Title:    Senior Vice President, Treasurer and
             Assistant Secretary

[CCU – Senior Notes – Third Supplemental Indenture]

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee
By:    /s/ James D. Heaney
         Name:  James D. Heaney
         Title:    Managing Director

[CCU – Senior Notes – Third Supplemental Indenture]